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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Sterling Bancshares, Inc. on Form S-4 of our report dated March 23, 2001 on the consolidated financial statements of Sterling Bancshares, Inc. for the year ended December 31, 2000, appearing in the Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.

                                       /s/ DELOITTE & TOUCHE LLP

                                       DELOITTE & TOUCHE LLP



                                       Houston, Texas
                                       July 3, 2001